EXHIBIT 10.10

LETTER AGREEMENT WITH EVOS USA, INC. DATED JULY 10, 2007

[EVOS LETTERHEAD]

July 10, 2007

Mr. Greg Janson, President
Healthy Fast Food, Inc.
1075 American Pacific – Suite C
Henderson, NV  89074

Dear Greg:

This letter serves as an addendum to the Franchise Agreements executed on i) December 14th, 2005, ii) July 16th, 2006, and acknowledges that the Royalty has been revised from a flat 5.5% throughout the term of the agreement to the following scaling:

Year 1 – Royalty is 3.5%
Year 2 – Royalty is 4.5%
Year 3 and beyond: 5.5%

Please contact me with any questions.

We wish you all the best in your endeavors!

                                                                 Healthfully,

/s/ Michael Jeffers

Michael Jeffers
     Co-Founder/Vice President